EXHIBIT 3.1

ARTICLES OF AMENDMENT

Filing Fee $50.00
DOMESTIC
BUSINESS CORPORATION

STATE OF MAINE

ARTICLES OF AMENDMENT
Deputy Secretary of State

A True Copy When Attested By Signature
Bar Harbor Bankshares
(Name of Corporation)
Deputy Secretary of State

Pursuant to 13-C MRSA §1006, the undersigned corporation executes and delivers the following Articles of Amendment:

FIRST:	The text of the amendment or the information required by 13-C MRSA §121.10.E as set forth in Exhibit A attached, was adopted on (date) .

The amendment was duly approved as follows: (“X” one box only.)

☐ by the incorporators – shareholder approval was not required OR
☐ by the board of directors – shareholder approval was not required OR
☐ by the shareholders in the manner required by this Act and by the articles of incorporation.

SECOND:

If the amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are set forth in Exhibit or as follows:

THIRD:	The effective date of the articles of amendment (if other than the date of filing of the articles of amendment) is .

DATED	*By	/s/Marsha C. Sawyer
(signature of any duly authorized person)

(type or print name and capacity)

*	This document MUST be signed by any duly authorized officer OR the clerk. (13-C MRSA §121.5)

Please remit your payment made payable to the Maine Secretary of State.

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101

FORM NO. MBCA-9 (1 of 1) Rev. 8/1/2004	TEL. (207) 624-7752

EXHIBIT A

ARTICLES OF AMENDMENT OF  BAR HARBOR BANKSHARES

The FIFTH Article of the Articles of Incorporation, as amended, of the Corporation, is hereby amended by replacing paragraph (a) of said FIFTH Article with the following:

“(a)  Common Stock.  The corporation shall have the authority to issue 20,000,000 shares of common stock, par value $2.00 per share.”